UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54358	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 100 Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2014, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Magna Equities II, LLC, a New York limited liability company (“Magna or the “Selling Stockholder”), providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that, upon the terms and subject to the conditions in the Purchase Agreement, Magna is committed to purchase up to 57,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), over the 24-month term of the Purchase Agreement (the “Total Commitment”).

Under the terms of the Purchase Agreement, Magna will not be obligated to purchase shares of common Stock unless and until certain conditions are met, including but not limited to a Registration Statement (the “Registration Statement”) on Form S-1 becoming effective which registers Magna’s resale of any shares purchased by it under the Equity Line. From time to time over the 24-month term of the Purchase Agreement, commencing on the trading day immediately following the date on which the Registration Statement becomes effective, we may, in our sole discretion, provide Magna with a draw down notice (each, a “Draw Down Notice”), to purchase a specified number of shares of Common Stock (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds we receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of Common Stock equals 95% of the Market Price (as defined below) during the five consecutive trading days immediately preceding the date of the applicable Draw Down Notice. The “Market Price” is the average of the three lowest VWAPs of the Common Stock in the five (5) trading day period immediately preceding the date of the applicable Draw Down Notice.

The maximum number of shares of Common Stock requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 300% of the average daily share volume of the Common Stock in the ten (10) trading days immediately preceding the Draw Down Notice or (ii) such number of shares of Common Stock that has an aggregate value of $750,000, based upon the VWAP of the Common Stock for the ten (10) trading days immediately preceding the Draw Down Notice (the “Maximum Draw Down Amount Requested”). Magna is entitled to additional shares of Common Stock (the “True-Up Shares”) if, during the five (5) trading days after the date of the Draw Down Notice (the “True-Up Calculation Period”), the Market Price of the Common Stock is less than the Market Price during the five (5) trading day period immediately preceding the date of the applicable Draw Down Notice.

In order to deliver a Draw Down Notice, certain conditions set forth in the Purchase Agreement must be met. In addition, we are prohibited from delivering a Draw Down Notice if: (i) the Draw Down Amount Requested in such Draw Down Notice exceeds the Maximum Draw Down Amount Requested; (ii) the sale of shares of Common Stock pursuant to such Draw Down Notice would cause us to issue and sell to Magna or Magna to acquire or purchase a number of shares of Common Stock that, when aggregated with all shares of Common Stock purchased by Magna pursuant to all prior Draw Down Notices issued under the Purchase Agreement, would exceed the Total Commitment; or (iii) the sale of shares of Common Stock pursuant to the Draw Down Notice would cause us to issue and sell to Magna or Magna to acquire or purchase an aggregate number of shares of Common Stock that would result in Magna beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock. We cannot make an additional draw down until at least six (6) trading days have elapsed from the date of the prior Draw Down Notice and at least 24 hours have elapsed between completing the settlement of one draw down and beginning the pricing period for another draw down.

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The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) the first day of the month next following the 24-month anniversary of the date on which the Registration Statement becomes effective and (ii) the date on which Magna has purchased or acquired shares of Common Stock pursuant to the Purchase Agreement equal to the Total Commitment. Under certain circumstances set forth in the Purchase Agreement, we and Magna each may terminate the Purchase Agreement on one trading day’s prior written notice to the other, without fee, penalty, or cost.

We agreed to pay to Magna a commitment fee for entering into the Purchase Agreement equal to $125,000 in the form of 416,667 shares of our Common Stock, calculated using the closing price of a share of Common Stock as reported on the OTC Market Group, Inc.’s OTCQB tier on the trading day immediately preceding the date of the Purchase Agreement.

We also agreed to pay $20,000 of reasonable attorneys’ fees and expenses incurred by Magna’s counsel in connection with the preparation of the Purchase Agreement and related transaction documents. We also agreed to pay 2% from each Draw Down Amount to the placement agent. Further, if we deliver a Draw Down Notice and fail to deliver the shares of Common Stock to Magna on the applicable settlement date, and such failure continues for three (3) trading days, we agreed to pay Magna, in addition to all other remedies available to Magna under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period that the shares are not delivered, plus interest.

The Purchase Agreement also provides for our indemnification of Magna and its affiliates in the event that Magna incurs losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses related to a breach by us of any of our representations, warranties, covenants, or agreements under the Purchase Agreement or the other related transaction documents or any action, suit, claim, or proceeding instituted against Magna or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

In connection with the Equity Line, we also entered into a Registration Rights Agreement, dated December 22, 2014, with Magna (the “Registration Rights Agreement”), pursuant to which we agreed to register for resale all of the shares issuable in accordance with the Purchase Agreement in a registration statement to be filed with the Securities and Exchange Commission (the “SEC”). Pursuant to the Registration Rights Agreement, on December 24, 2014 we filed with the SEC a Registration Statement to register for resale under the Securities Act of 1933, as amended, 57,416,667 shares of our Common Stock that have been or may be issued to Magna. The effectiveness of the Registration Statement is a condition precedent to our ability to sell shares of Common Stock to Magna under the Purchase Agreement.

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In making sales of our Common Stock to Magna under the Purchase Agreement, we are relying on an exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Copies of the Purchase Agreement and the Registration Rights Agreement were attached as Exhibits 10.23 and 10.24 to the Registration Statement on Form S-1 (File No. 333-201261) that we filed with the SEC on December 24, 2014. The description of certain terms of the Purchase Agreement and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements. On January 6, 2015, we issued a press release announcing the Equity Line described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The shares to be issued by us to Magna under the Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Terra Tech Press Release, dated January 6, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: January 6, 2015	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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